[MEC LOGO]                                   MAGNA ENTERTAINMENT CORP.

                                             337 Magna Drive
                                             Aurora, Ontario,
                                             Canada L4G 7K1
                                             Tel (905) 726-2462
                                             Fax (905) 726-2585

EXHIBIT 99.1

                                  PRESS RELEASE

                            MAGNA ENTERTAINMENT CORP.
                       ANNOUNCES SALE OF GREAT LAKES DOWNS

AUGUST 25, 2004, AURORA, ONTARIO, CANADA.....MAGNA ENTERTAINMENT CORP. (NASDAQ:
MECA; TSX: MEC.A) ("MEC") announced today the sale by MI Racing Inc., a wholly owned subsidiary of MEC, of the property and associated racetrack license of Great Lakes Downs, located near Muskegon, Michigan, to Richmond Racing Co., LLC ("Richmond Racing"). The transfer of the racetrack license was approved by the Michigan Racing Commissioner, Robert Geake, on August 9, 2004.

MI Racing Inc. has also entered into a lease agreement with Richmond Racing which gives MI Racing Inc. the conditional right to continue operating Great Lakes Downs and conducting thoroughbred race meetings at the track. It is anticipated that MI Racing Inc. will apply for 2005 thoroughbred race dates. It is also anticipated that the 2005 meet will be conducted over the same approximate time period as the 2004 meet, which began on April 25 and will continue until October 30.

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet(TM), a national Internet and telephone account wagering system, and HorseRacing TV(TM), a 24-hour horse racing television network.


For more information contact:

Jim McAlpine
President and Chief Executive Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario
L4G 7K1
Tel:  905-726-7196